Exhibit 10.2

1618 Station Street Vancouver, BC. Canada V6A 1B6 Main: 604.221.7676 Fax: 604.221.2330 www.angiotech.com

August 9, 2009

Rex Medical, LP

1100 East Hector Street, Suite 245

Conshohocken, PA 19428

Attention: Lindsay L. Carter

Re:	Amendment No. 1 to License, Supply, Marketing and Distribution Agreement between Angiotech Pharmaceuticals (US), Inc. (“Angiotech”) and Rex Medical, LP (“Rex Medical”), dated March 13, 2008 (the “Agreement”)

Dear Lindsay:

This letter is to confirm our understanding concerning an amendment (“Amendment No.1”) to be made to the Agreement to specify that the First Sale is deemed to be September 1, 2009 regardless of the date that Angiotech commences shipment or invoicing of Product. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

Angiotech and Rex Medical hereby agree that the definition of “First Sale” is amended in its entirety as of July 1, 2009 to read as follows:

“First Sale” shall mean the later of (i) September 1, 2009, and (ii) the earlier of: (a) the date the first Product is shipped by Angiotech to a customer (including end users, distributors, affiliates or related entities) that is not deemed a sample; or (b) the date the first Product is invoiced by Angiotech to a customer (including end users, distributors, affiliates or related entities).

Angiotech and Rex Medical further agree that Angiotech will pay royalties on any Net Sales of Product made prior to the date of First Sale as if such sales were made during the first Term Year and such Net Sales will be included in the Annual Net Sales for the first Term Year.

The remainder of the Agreement will continue in full force and effect, unchanged except as modified by this Amendment No.1. This Amendment No.1 may be executed in counterparts, each of which shall be deemed to be an original and shall constitute the same agreement.

If you agree with the foregoing, please sign the below indication acknowledging and agreeing to the amendments set forth above, effective as of the date of your signature.

Sincerely,

/s/ Jonathan Chen

Jonathan Chen

President

Angiotech Pharmaceuticals (US), Inc.

Acknowledged and agreed to by:

Rex Medical, LP

Signature: /s/ Lindsay L. Carter	Date: August 9, 2009

Name: Lindsay L. Carter	Title: President